UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     June 8, 2016

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Employment Agreement of Jane Nielsen
On June 8, 2016, Ralph Lauren Corporation (the “Company”) entered into an employment agreement with Jane Nielsen to reflect her appointment as the Company’s Corporate Senior Vice President, Chief Financial Officer (the “Nielsen Agreement”).  Ms. Nielsen, age 52, is joining the Company after having served as the Chief Financial Officer of Coach, Inc. since September 2011.  Before joining Coach, Inc., Ms. Nielsen held successively senior roles at PepsiCo Inc. from 1996 to 2011, including serving as Chief Financial Officer of Pepsico Beverages Americas and the Global Nutrition Group from 2009 to 2011.  From 1990 until joining PepsiCo Inc. in 1996, Ms. Nielsen was with Marakon Associates, a global strategy consulting firm, and began her career in 1986 at Credit Suisse First Boston as an analyst. She serves on the Board of Directors of Pinnacle Foods Inc.
The term of employment under the Nielsen Agreement commences on September 7, 2016 or such date as mutually agreed upon by the parties (the “Effective Date”) and continues until September 7, 2019, subject to automatic one-year renewals unless notification is made by either party of its intent not to renew the agreement at least 180 days prior to the commencement of the next scheduled extension.  Pursuant to the Nielsen Agreement, Ms. Nielsen is entitled to an annual base salary of not less than $900,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of her employment, including the Company’s Executive Officer Annual Incentive Plan (“EOAIP”).  Under the EOAIP, she has an annual target bonus opportunity of 150% of her base salary, and a maximum bonus opportunity of 300% of her base salary, which for the Company’s current fiscal year (fiscal year 2017) will be prorated based on her start date.  Pursuant to the Nielsen Agreement and in accordance with the Company’s 2010 Long Term Stock Incentive Plan (“2010 LTSIP”), beginning in fiscal year 2018, Ms. Nielsen will be granted an annual equity award with a value of $2.5 million, under the terms of the 2010 LTSIP and as approved each year by the Compensation & Organizational Development Committee of the Board of Directors of the Company.  She will be eligible for early retirement status under the 2010 LTSIP on the sixth anniversary of the Effective Date, provided that she remains continuously employed throughout that period. In addition, Ms. Nielsen shall also be entitled to a car allowance of $1,500 per month.
Ms. Nielsen will receive a one-time equity award (“One-Time Equity Award”) under the 2010 LTSIP with a target value of $4,500,000, to be granted as soon as practicable following the Effective Date.  This One-Time Equity Award will be composed of (i) a grant of time-based restricted stock units (“RSUs”) with a grant date target value of $3 million, vesting in two equal installments on the anniversary of the grant date in 2017 and 2018, and (ii) a grant of Performance Share Units (“PSUs”) with a grant date target value of $1.5 million, the vesting to occur within 90 days following the last day of the Company’s fiscal year 2019 after certification of the Company’s achievement of the applicable performance goals. In addition, Ms. Nielsen will receive an additional one-time cash award of $500,000, less applicable deductions, to be repaid to the Company if Ms. Nielsen terminates her employment for any reason other than for Good Reason (as defined in the Nielsen Agreement), or if the Company terminates her employment for Cause (as defined in the Nielsen Agreement), in either case within 12 months of the Effective Date.  Ms. Nielsen will receive an additional one-time cash award equal to the amount that she becomes obligated to pay, and in fact pays, to her current employer in connection with her hire by the Company, up to a maximum of $900,000, less applicable deductions, to be repaid to the Company if Ms. Nielsen terminates her employment for any reason other than for Good Reason (as defined in the Nielsen Agreement), or if the Company terminates her employment for Cause (as defined in the Nielsen Agreement), in either case within 12 months of the Effective Date.
Under the Nielsen Agreement, if the Company terminates Ms. Nielsen’s employment for any reason other than death, disability or Cause, or Ms. Nielsen voluntarily terminates her employment for Good Reason (each as defined in the Nielsen Agreement), she will be entitled to receive an amount equal to her then current base salary for a severance period equal to the longer of the balance of the term of her employment (up to a maximum of two years) and one year from the date of such termination, plus a lump sum amount at the end of the severance period equal to 150% of her base salary.  She will also receive a pro-rated EOAIP bonus, based on actual performance, for the year of termination.  She will also vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the

Company meeting the applicable performance goals.  In addition, during the severance period, she will be entitled to continue to participate in any group medical, dental or life insurance plans in which she participated prior to her termination.
If the Company terminates her employment without Cause, or Ms. Nielsen voluntarily terminates her employment for Good Reason, in each case within 12 months following a Change in Control of the Company (as defined in the Nielsen Agreement), then, in lieu of the foregoing amounts, Ms. Nielsen will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, unvested RSUs and any other equity awards held by Ms. Nielsen will immediately vest.  For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved. Such awards would be settled in accordance with the 2010 LTSIP, but not later than 30 days after vesting.  Pursuant to the Nielsen Agreement, to the extent that the aggregate present value of any payments or benefits payable to Ms. Nielsen that constitute “parachute payments” under Section 280G of the Internal Revenue Code (the “parachute amount”) would exceed 2.99 times her “base amount” (as defined for purposes of Section 280G of the Internal Revenue Code), then such payments and benefits shall be reduced to the extent necessary so that the parachute amount is equal to 2.99 times her base amount (provided that no reduction shall apply if she would retain, on a net after-tax basis, a greater amount than she would have retained, on a net after-tax basis, after applying such reduction).
If Ms. Nielsen voluntarily terminates her employment without Good Reason, Ms. Nielsen will be entitled to receive her base salary through the date of termination and a pro-rated EOAIP bonus for the year of termination.  If the Company terminates Ms. Nielsen for Cause, she will only be entitled to receive her base salary through the date of termination.  In the event her employment terminates due to her death or disability, she or her estate will be entitled to receive all payments due to Ms. Nielsen through the date of her death or termination due to disability, and any outstanding equity awards shall be treated in the manner described above as if her employment was terminated by the Company without Cause.  She or her estate will also be entitled to receive a pro-rated EOAIP bonus, based on actual performance, for the year of termination.
If either the Company or Ms. Nielsen does not renew the Nielsen Agreement, Ms. Nielsen shall be entitled to receive a pro-rated bonus for the year of termination based on the Company’s performance for such year. In addition, if the Company does not renew the Nielsen Agreement, she shall be entitled to the same cash severance amounts as if her employment was terminated without Cause and any outstanding equity awards shall be treated in the manner described above as if her employment was terminated by the Company without Cause.
Under the Nielsen Agreement, the above described amounts and stock awards to be provided are subject to her compliance with certain restrictive covenants.  Any amounts due and payable to Ms. Nielsen upon termination of her employment will be subject to compliance with Section 409A of the Internal Revenue Code.
Other than as described herein, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Ms. Nielsen or any member of her family.
The foregoing description of the Nielsen Agreement is qualified in its entirety by the Nielsen Agreement which is attached hereto as Exhibit 10.1.
Departure of an Executive Officer
Robert L. Madore is expected to remain the Company’s Corporate Senior Vice President, Chief Financial Officer until the Effective Date.
Press Release
On June 9, 2016, the Company issued a press release regarding the appointment of Ms. Nielsen and the pending resignation of Mr. Madore.  A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement, dated June 8, 2016, between Ralph Lauren Corporation and Jane Nielsen.
99.1	Press release dated June 9, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: June 10, 2016	By:	/s/ Avery S. Fischer
		Name:	Avery S. Fischer
		Title:	Corporate Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Employment Agreement, dated June 8, 2016, between Ralph Lauren Corporation and Jane Nielsen.

99.1	Press release dated June 9, 2016.